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                                                                    EXHIBIT 99.1

             METALLURG HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES INTRODUCTION TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements of Metallurg Holdings, Inc. ("Metallurg") adjust the historical financial statements of Metallurg to give pro forma effect of the sale of all of the stock of (a) GfE Gesellschaft fur Elektrometallurgie mbH ("GfE"), which was comprised of production facilities and a sales office in Germany; and (b) the following sales offices: Metallurg International Resources GmbH ("MIR"), a German company, and its foreign branches; Ferrolegeringar Aktiengesellschaft "("FAG"), a Swiss company, and its subsidiaries; and Aktiebolaget Ferrolegeringar ("ABF"), a Swedish company.

     The unaudited pro forma consolidated statements of income have been prepared as if the transaction occurred on February 1, 1999, the first day of Metallurg's fiscal year ended January 31, 2000. The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on September 30, 2002 and includes the disposal proceeds and the restructuring of the loan to GfE. As the above transactions are between members of a common controlled group, as defined for accounting purposes, they are accounted for on the historical basis with no gain or loss being recorded. Earnings per share is not presented since Metallurg is a wholly owned by a group of private investors led by and including Safeguard International Fund, L.P.

     The unaudited pro forma statements for the periods presented do not purport to represent what Metallurg's results of operations or financial position would actually have been had the transaction occurred on the dates noted above, or to project Metallurg's results of operations for any future periods. The pro forma adjustments are based upon available information. They are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Metallurg. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto of Metallurg included in the Annual Report filed on Form 10-K for the year ended December 31, 2001, and the Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2002.

             METALLURG HOLDINGS, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                     THREE QUARTERS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)
                                 (In thousands)

                                                                             Pro Forma
                                                               Historical   Adjustments   Pro Forma
                                                               ----------   -----------   ---------
Total revenue ..............................................    $315,939    $(61,250)(a)  $254,689
                                                                --------    --------      --------
Operating costs and expenses:
   Cost of sales ...........................................     281,905     (50,028)(b)   231,877
   Selling, general and administrative expenses ............      39,829     (12,283)(c)    27,546
   Environmental expense recoveries ........................      (3,000)         --        (3,000)
   Restructuring charges, net ..............................       2,351          --         2,351
                                                                --------    --------      --------
   Total operating costs and expenses ......................     321,085     (62,311)      258,774
                                                                --------    --------      --------
   Operating loss ..........................................      (5,146)      1,061        (4,085)

Other income (expense):
   Other income, net .......................................         181          --           181
   Interest expense, net ...................................     (13,980)      1,057(d)    (12,923)
                                                                --------    --------      --------
   Loss before income tax provision, minority interest and
      discontinued operation ...............................     (18,945)      2,118       (16,827)
Income tax provision .......................................         610        (219)(c)       391
                                                                --------    --------      --------

   Loss before minority interest and
      discontinued operation ...............................     (19,555)      2,337       (17,218)
Minority interest ..........................................         (46)        (35)(c)       (81)
                                                                --------    --------      --------
   Loss from continuing operations .........................    $(19,601)   $  2,302      $(17,299)
                                                                ========    ========      ========




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(a)  Reflects the following:

Total revenue of GfE, MIR, FAG and ABF .............................   $(91,214)
Adjustment of intergroup activity between the above companies
   and the companies retained by Metallurg..........................     29,964
                                                                       --------
                                                                       $(61,250)
                                                                       ========

(b)  Reflects the following:

Total cost of sales of GfE, MIR, FAG and ABF .......................   $(80,037)
Adjustment of intergroup activity between the above companies
   and the companies retained by Metallurg .........................     30,009
                                                                       --------
                                                                       $(50,028)
                                                                       ========

(c)  Reflects the activity of GfE, MIR, FAG and ABF.

(d)  Reflects the following:

Reversal of interest expense, net, of GfE, MIR, FAG and ABF ........     $  210
Reversal of Metallurg's interest income on loans to the above
   companies .......................................................       (129)
Metallurg's interest income on its restructured loan to GfE ........        594
Interest expense, and related amortization of deferred
   issuance costs, on Senior Discount Notes received
   as sale proceeds ................................................        382
                                                                         ------
                                                                         $1,057
                                                                         ======